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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM F-X

                       APPOINTMENT OF AGENT FOR SERVICE OF
                             PROCESS AND UNDERTAKING

A.  Name of the Issuer or person filing ("Filer"): NEWCOURT CREDIT GROUP INC.

B.  This is [check one]

    [X]  an original filing for the Filer
    [ ]  an amended filing for the Filer

C.  Identify the filing in conjunction with which this Form is being filed:

    Name of registrant: Newcourt Credit Group Inc. (AT&T Capital Corporation
                        is the registrant on a Form S-3 being filed in
                        conjunction herewith).
    Form type:          Form F-9 (combined with a Form S-3 filed by
                        AT&T Capital Corporation).
    File Number:        The file number of the Form S-3 filed concurrently
                        herewith is 333-48415.
                        This is an initial filing of the Form F-9 and a file
                        number has not been assigned at this date.
    Filed by:           Newcourt Credit Group Inc. and AT&T Capital Corporation.
    Date Filed:         Filed concurrently with the combined Form F-9/.Form S-3.

D. The Filer is organized under the laws of the Province of Ontario and has its principal place of business at: BCE Place, 181 Bay Street, Suite 3500, Toronto, Ontario, M5J 2T3, Canada, telephone number (416) 594-2400.

E. The Filer designates and appoints Scott J. Moore, located at AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07963, telephone number (973) 397-3000, as agent of the Filer upon whom may be served any process, pleadings, subpoenas or other papers in

    (a) any investigation or administrative proceeding conducted by the Commission; and
    (b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or


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        cause of action arises out of or relates to or concerns any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form F-9 which was initially filed with Commission on April 17, 1998 or any purchases or sales of any security in connection therewith. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F. The Filer agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which the Form F-9 relates has ceased reporting under the Exchange Act. The Filer further undertakes to advise the Commission promptly of any change to the Agent's name and address during the applicable period by amendment of this Form F-X.

G. Each person filing this Form F-X undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the Form F-9, the securities to which the Form F-9 relates and the transactions in such securities.



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        The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto
Country of Canada this 16th day of April, 1998.

                                            NEWCOURT CREDIT GROUP INC.


                                            By: /s/ JOHN P. STEVENSON
                                               ______________________________
                                               Name:  John P. Stevenson
                                               Title: Secretary

        This statement has been signed by the following person(s) in the capacities and on the dates indicated.

                                    /s/ SCOTT J. MOORE
                                    ___________________________________________
                                    Name:  Scottt J. Moore
                                    Title: Senior Vice President, Secretary
                                           and General Counsel of
                                           AT&T Capital Corporation



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